January 20, 2015


First Trust Exchange-Traded Fund VI
120 East Liberty Drive
Wheaton, Illinois 60187


Re: 12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VI (the "Trust")

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                     Very Truly Yours,

                                     FIRST TRUST PORTFOLIOS L.P.


                                     /s/ Mark R. Bradley
                                     ----------------------------
                                     Mark R. Bradley
                                     Chief Financial Officer, Chief Operating
                                     Officer


AGREED AND ACKNOWLEDGED:

FIRST TRUST EXCHANGE-TRADED FUND VI


/s/ James M. Dykas
-----------------------------------
James M. Dykas
Treasurer, Chief Financial Officer
and Chief Accounting Officer

                                   EXHIBIT A

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FUNDS                                                               DATES
-----------------------------------------------------------    ----------------
FIRST TRUST EXCHANGE TRADED FUND VI
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First Trust NASDAQ Technology Dividend Index Fund                 01/31/16
-----------------------------------------------------------    ----------------
Multi-Asset Diversified Income Index Fund                         01/31/16
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International Multi-Asset Diversified Income Index Fund           01/31/16
-----------------------------------------------------------    ----------------
First Trust NASDAQ Rising Dividend Achievers ETF                  01/31/16
-----------------------------------------------------------    ----------------
First Trust RBA Quality Income ETF                                03/31/16
-----------------------------------------------------------    ----------------
First Trust RBA American Industrial Renaissance ETF               03/31/16
-----------------------------------------------------------    ----------------
First Trust Dorsey Wright Focus 5 ETF                             03/31/16
-----------------------------------------------------------    ----------------
First Trust Dorsey Wright International Focus 5 ETF               07/17/16
-----------------------------------------------------------    ----------------
First Trust High Income ETF                                       01/31/16
-----------------------------------------------------------    ----------------
First Trust Low Beta ETF                                          01/31/16
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